As filed with the Securities and Exchange Commission on June 6, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BioSphere Medical, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3216867
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1050 Hingham Street Rockland, Massachusetts	02370
(Address of Principal Executive Offices)	(Zip Code)

2006 Stock Incentive Plan

2000 Employee Stock Purchase Plan

(Full Title of the Plan)

Richard J. Faleschini
President and Chief Executive Officer
1050 Hingham Street

Rockland, Massachusetts
(Name and Address of Agent For Service)

(781) 681-7900

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	560,000 shares	$3.52	$1,971,200	$78

(1)           Consists of (i) 500,000 shares issuable under the 2006 Stock Incentive Plan, and (ii) 60,000 shares issuable under the 2000 Employee Stock Purchase Plan.  In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)           Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on June 3, 2008.

PART I
STATEMENT OF INCORPORATION BY REFERENCE

Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statements on Form S-8 filed by BioSphere Medical, Inc. (the “Registrant”) (i) on July 21, 2000 (File No. 333-41986) relating to its 2000 Employee Stock Purchase Plan and (ii) on May 15, 2006 (File No. 333-134122) relating to its 2000 Employee Stock Purchase Plan and 2006 Stock Incentive Plan.  This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 60,000 shares of the Registrant’s Common Stock, $0.01 par value per share, to be issued under the 2000 Employee Stock Purchase Plan and 500,000 shares of Registrant’s Common Stock, $0.01 par value per share, to be issued under the 2006 Stock Incentive Plan.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.    Exhibits

The exhibits filed as part of this Registration Statement are as follows:

Number	Description

4.1(1)	Certificate of Incorporation of BioSphere Medical, Inc.

4.2(2)	Certificate of Amendment of Certificate of Incorporation of BioSphere Medical, Inc.

4.3(3)	Bylaws of BioSphere Medical, Inc.

4.4(4)	Amendment No. 1 to Bylaws of BioSphere Medical, Inc.

4.4(5)	Certificate of Designations, Preferences and Rights of Series A Preferred Stock of BioSphere Medical, Inc.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of Ernst & Young LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

(1)           Incorporated by reference to the Registrant’s Registration Statement on Form S-8 (File No. 333-83639).

(2)           Incorporated by reference from the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (File No. 000-23678).

(3)           Incorporated by reference from the Registrant’s Registration Statement on Form S-8 (File No. 333-05621).

(4)           Incorporated by reference from the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 11, 2007.

(5)           Incorporated by reference from the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on November 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockland, Massachusetts, on this 6th day of June, 2008.

BIOSPHERE MEDICAL, INC.

By:	/s/ Richard J. Faleschini
Richard J. Faleschini
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of BioSphere Medical, Inc., hereby severally constitute and appoint Richard J. Faleschini and Martin J. Joyce, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable BioSphere Medical, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard J. Faleschini	President and Chief Executive Officer	June 6, 2008
Richard J. Faleschini	(Principal Executive Officer), Director

/s/ Martin J. Joyce	Executive Vice President and Chief	June 6, 2008
Martin J. Joyce	Financial Officer (Principal Financial and Accounting Officer)

	Director	June 6, 2008
Timothy J. Barberich

/s/ William M. Cousins, Jr.	Director	June 6, 2008
William M. Cousins, Jr.

/s/ Marian L. Heard	Director	June 6, 2008
Marian L. Heard

/s/ Alexander M. Klibanov	Director	June 6, 2008
Alexander M. Klibanov

/s/ John M. MacKinnon	Director	June 6, 2008
John H. MacKinnon

/s/ Riccardo Pigliucci	Director	June 6, 2008
Riccardo Pigliucci

/s/ David P. Southwell	Director	June 6, 2008
David P. Southwell

INDEX TO EXHIBITS

Number	Description

4.1(1)	Certificate of Incorporation of BioSphere Medical, Inc.

4.2(2)	Certificate of Amendment of Certificate of Incorporation of BioSphere Medical, Inc.

4.3(3)	Bylaws of BioSphere Medical, Inc.

4.4(4)	Amendment No. 1 to Bylaws of BioSphere Medical, Inc.

4.5(5)	Certificate of Designations, Preferences and Rights of Series A Preferred Stock of BioSphere Medical, Inc.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of Ernst & Young LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

(1)           Incorporated by reference to the Registrant’s Registration Statement on Form S-8 (File No. 333-83639).

(2)           Incorporated by reference from the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (File No. 000-23678).

(3)           Incorporated by reference from the Registrant’s Registration Statement on Form S-8 (File No. 333-05621).

(4)           Incorporated by reference from the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 11, 2007.

(5)           Incorporated by reference from the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on November 15, 2004.